UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

SILICON STORAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1171 Sonora Court Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Shareholder Approval of 2008 Equity Incentive Plan

At Silicon Storage Technology, Inc.’s 2008 Annual Meeting of Shareholders held on June 27, 2008, our shareholders approved our 2008 Equity Incentive Plan, or the 2008 Plan. As of June 27, 2008, the total number of shares of our common stock reserved for issuance under the 2008 Plan consisted of 5,000,000 shares plus 9,307,099 shares that are subject to stock awards outstanding under the 1995 Equity Incentive Plan that may become available for grant under the 2008 Plan if they expire or terminate for any reason prior to exercise or settlement under the 1995 Equity Incentive Plan.

The terms of the 2008 Plan provide for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-related awards, and performance awards that may be settled in cash, stock, or other property. The terms and conditions of each type of award are set forth in the 2008 Plan.

In the event of certain corporate transactions, all outstanding stock awards under the 2008 Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such awards, the vesting of such stock awards held by persons whose service with us has not terminated generally will be accelerated in full and such stock awards will terminate if and to the extent not exercised at or prior to the effective time of the corporate transaction and our repurchase rights will generally lapse. Additionally, we intend to provide that the vesting of each option held by a non-employee director will be accelerated in full if such individual’s service has not terminated at the time of certain change in control transactions.

In the event that there is a specified type of change in our capital structure, such as a stock split or stock dividend, the class and number of shares reserved under the 2008 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Unless sooner terminated by the Board of Directors, the 2008 Plan shall automatically terminate on April 24, 2018, the day before the tenth anniversary of the date the 2008 Plan was adopted by the Board. The Board of Directors may also amend the 2008 Plan at any time subject to applicable laws and regulations, including the rules and regulations of The NASDAQ Stock Market LLC. In general, no amendment or termination of the 2008 Plan may adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant.

The above description is qualified in its entirety by reference to the 2008 Plan, which is filed as Exhibit 10.18 to this Current Report on Form 8-K.

Compensatory Arrangements of Certain Officers

On June 25, 2008, Silicon Storage Technology, Inc. entered into a letter agreement with Michael Briner, our Senior Vice President, NAND and Smartcard Modules Business Unit, pursuant to which Mr. Briner will assume the position of Senior Executive Advisor, Technology effective July 1, 2008. Mr. Briner will not be deemed an executive officer in his new position and Mr. Briner will be on a half-time schedule. Mr. Briner’s annual salary will be $135,441 and his participation in our executive bonus plan for 2008 will be based upon his performance through June 30, 2008.

The above description is qualified in its entirety by reference to the letter agreement, which is filed as Exhibit 10.23 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.18	2008 Equity Incentive Plan.

10.19	Form of Stock Option Grant Notice and Agreement.

10.20	Form of Non-Employee Director Stock Option Grant Notice and Agreement.

10.21	Form of Restricted Stock Unit Grant Notice and Agreement.

10.22	Form of Restricted Stock Bonus Grant Notice and Agreement.

10.23	Letter Agreement by and between Silicon Storage Technology, Inc. and Michael Briner, dated June 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated June 30, 2008

SILICON STORAGE TECHNOLOGY, INC.

By:	/S/ BING YEH
Bing Yeh
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.18	2008 Equity Incentive Plan.

10.19	Form of Stock Option Grant Notice and Agreement.

10.20	Form of Non-Employee Director Stock Option Grant Notice and Agreement.

10.21	Form of Restricted Stock Unit Grant Notice and Agreement.

10.22	Form of Restricted Stock Bonus Grant Notice and Agreement.

10.23	Letter Agreement by and between Silicon Storage Technology, Inc. and Michael Briner, dated June 25, 2008.